EXHIBIT 10.4

AMENDMENT NO. 3 TO THE

PIONEER NATURAL RESOURCES USA, INC.

401(k) AND MATCHING PLAN

(Amended and Restated Effective as of January 1, 2008)

THIS AMENDMENT NO. 3 is made and entered into by Pioneer Natural Resources USA, Inc. (the “Company”):

WITNESSETH:

WHEREAS, the Company maintains the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the “Plan”);

WHEREAS, pursuant to Section 8.3 of the Plan, the Benefit Plan Design Committee of the Company maintains the authority to amend the Plan at any time; and

WHEREAS, the Committee desires to amend the Plan to conform with the previous operation of the Plan with respect to distributions upon retirement and separation from employment.

NOW THEREFORE, the Plan is hereby amended as follows:

1. Effective from June 1, 2007 through December 31, 2008, Section 6.4 of the Plan is hereby amended and restated in its entirety as follows:

Section 6.4 Distribution of Separation from Employment Benefit.

(a) Except as otherwise provided in this Section, if a Participant separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company, the Accounts of such Participant shall be retained in trust and shall continue to be credited with applicable earnings as provided in Section 4.3, and the Vested Interest of such Participant shall be distributed to him or her by the Trustee at the direction of the Committee in accordance with Section 6.2(a) as soon as practicable after his or her Normal Retirement Date (or, if the Participant dies prior to such date, the Vested Interest of such Participant shall be distributed upon his or her death in accordance with Section 6.3); provided, however, that (i) each such Participant shall have the right to elect, in the manner prescribed by the Committee, to receive an early distribution of all or a portion of his or her Vested Interest as soon as practicable and (ii) the Committee shall require an early distribution of any such Participant’s Vested Interest which does not exceed $5,000 in the form of a single distribution. The Vested Interest or portion thereof of a Participant who elects to receive an early distribution shall be distributed to him or her in the same manner as provided in Section 6.2(a) for a distribution upon Retirement or Permanent Disability. A Participant who elects to receive an early distribution of less than his or her entire Vested Interest may elect subsequent early distributions with respect to his or her remaining Vested Interest. Any provision of this Plan to the contrary notwithstanding, for purposes of this Article a Participant shall not be treated as having separated from the employment of an Employer or Affiliated Company prior to such time that a distribution can be made to such Participant in accordance with Code Section 401(k) and the regulations thereunder. For purposes of determining whether the value of a Participant’s Vested Interest exceeds $5,000, the value of a Participant’s Vested Interest shall be determined without regard to the value of the Participant’s Rollover Account or Roth Rollover Account.

(b) Any provision of subsection (a) of this Section to the contrary notwithstanding, except as otherwise provided in this subsection (b), if a Participant’s whose Vested Interest exceeds $5,000 separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company, such Participant’s Matching Plan Account, Mesa Premium Account, Prior Plan Employer Account and/or Prior Plan Pre-Tax Account shall be distributed to such Participant by the Trustee at the direction of the Committee upon such Participant’s Normal Retirement Date by payment of the entire amount in the form of a Qualified Joint and Survivor Annuity contract to be purchased from a company selected by the Committee and commencing in payment as soon as practicable thereafter (or, if the Participant dies prior to his or her Normal Retirement Date, the Vested Interest of such Participant under the Plan shall be distributed upon his or her death in accordance with Section 6.3); provided, however, that each such Participant shall have the right to elect, in the manner prescribed by the Committee, to receive an early distribution of all or a portion the amount credited to his or her Matching Plan Account, Mesa Premium Account, Prior Plan Employer Account and/or Prior Plan Pre-Tax Account as soon as practicable after such election. If a participant elects under this subsection (b) to receive an early distribution, such distribution shall be made in the form of (i) a Qualified Joint and Survivor Annuity contract to be purchased from a company selected by the Committee and commencing in payment as soon as practicable following such election or (ii) upon satisfaction of the notice and waiver requirements of Section 6.2(b) in accordance with subsection (a) of this Section. A Participant who elects to receive an early distribution of less than the entire balance in his or her Matching Plan Account, Mesa Premium Account, Prior Plan Employer Account and/or Prior Plan Pre-Tax Account may elect subsequent early distributions with respect to such Accounts. For purposes of determining whether the value of a Participant’s Vested Interest exceeds $5,000, the value of a Participant’s Vested Interest shall be determined without regard to the value of the Participant’s Rollover Account or Roth Rollover Account.

2. Effective from October 1, 1997 through December 31, 2008, the Plan is hereby amended by the addition of the following as Section 6.13:

Section 6.13 Distribution on Normal Retirement Date and Retirement. Notwithstanding the provisions of Sections 6.1(a), 6.2(a), 6.2(b), 6.4(a) and 6.4(b) of the Plan (and the corresponding sections of the Plan in effect prior to January 1, 2008), a Participant shall not be required to receive a distribution of his or her Vested Interest under the Plan upon reaching his or her Normal Retirement Date or as a result of his or her Retirement prior to attaining age 70 1/2 if such Participant’s Vested Interest exceeds $5,000. Rather, the Participant’s Vested Interest will be retained in trust and shall not commence being distributed until the earlier of the April 1 of the calendar year following the calendar year in which the Participant reaches age 70 1/2 or such time as the Participant elects for his or her Vested Interest to be distributed. The distribution of a Participant’s Vested Interest in accordance with this Section 6.13 shall be made to him or her in the same manner as provided in Section 6.2(a) or 6.2(b), as applicable. Notwithstanding any provision of this Section 6.13 to the contrary, the distribution of a Participant’s Vested Interest must be made in a manner that satisfies the requirements of Code Section 401(a)(9).

NOW THEREFORE, be it further provided that except as provided above, the Plan shall continue in its current state.

* * * * * * * *

IN WITNESS WHEREOF, the Company has executed this Amendment No. 3 this 28th day of October, 2009 to be effective as of the dates specified above.

PIONEER NATURAL RESOURCES USA, INC.

By:	/s/ Larry N. Paulsen
Larry N. Paulsen
Vice President, Administration and Risk Management

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